EXHIBIT (5)

                                   Law Offices
                       Griffin Griffin Tarby & Murphy LLP
                              1912 Sunderland Place
                             Washington, D.C. 20036

                                December 19, 2000

                         OPINION AND CONSENT OF COUNSEL

SBM Certificate Company
5101 River Road, Suite 102
Bethesda, Maryland 20816


Executives:

         We are giving this opinion in connection with the filing with the Securities and Exchange Commission ("SEC") by SBM Certificate Company, a Maryland corporation ("Company"), of Post-Effective Amendment No. 13 under the Securities Act of 1933 ("1933 Act") to the Company's Registration Statement on Form S-1 (File No. 33-38066) ("Registration Statement"). The Registration Statement under the 1933 Act relates to series of face-amount certificates, namely the Series 503, Series 505, Series 507 and Series 510 Certificates (collectively, "Certificates"), to be offered by the Company.

         We have examined the Company's Articles of Incorporation; the Company's By-Laws; certain Board of Directors' resolutions; Post-Effective Amendment No. 13 to the Registration Statement under the 1933 Act, substantially in the form in which it is to be filed with the SEC; and such corporate and other records, certificates, representations, documents, and statutes that we have deemed relevant in order to render the opinion expressed herein.

         Based on such examination, we are of the opinion that:

         1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland; and

         2. The Certificates to be offered for sale by the Company, when issued and paid for in the manner contemplated by the Registration Statement, as amended, will be legally issued, fully-paid, and non-assessable and will constitute legally binding obligations of the Company enforceable against the Company in accordance with their terms.

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         This letter expresses our opinion as to the Maryland General
Corporation Law, addressing matters such as due formation and the authorization and issuance of the Certificates, but does not extend to the securities or "Blue Sky" laws of Maryland or to federal securities or other laws.

         We consent to the use of this opinion as an Exhibit to the Registration Statement, as amended. In giving this consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.

                                        Very truly yours,

                                        /s/ Griffin Griffin Tarby & Murphy LLP
                                        ----------------------------------------
                                        GRIFFIN GRIFFIN TARBY & MURPHY LLP


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